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                                                                 EXHIBIT 10.32







                 PURCHASE, DISTRIBUTION AND MARKETING AGREEMENT


                                 BY AND BETWEEN


                         SALTON/MAXIM HOUSEWARES, INC.


                                      AND


                               KMART CORPORATION





                           _________________________

                                JANUARY 27, 1997
                           _________________________





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                 PURCHASE, DISTRIBUTION AND MARKETING AGREEMENT

     This Agreement ("Agreement") is entered into as of January 27, 1997 (the "Execution Date") between Salton/Maxim Housewares, Inc., a Delaware corporation ("Salton"), and Kmart Corporation, a Michigan corporation ("Kmart").

                                    PREAMBLE

     WHEREAS, pursuant to License Agreements by and between White Consolidated Industries, Inc. ("WCI") and Salton (the "License Agreements"), Salton has the exclusive right and license within the United States to use the trademark "White-Westinghouse" and all associated designs and trade dress (together, the "Trademark") in connection with the design, manufacture, advertising, sale and promotion of, among others, the products listed on Exhibit A hereto, each of which will bear and include the Trademark (such products bearing the Trademark are hereinafter referred to as the "Products");

     WHEREAS, Kmart is a leading discount retailer of various consumer and other products, including products similar to the Products; and

     WHEREAS, Salton desires to grant to Kmart certain exclusive rights and obligations to purchase, distribute, sell, market and promote the Products in the United States, and Kmart desires to accept and exercise these rights and obligations, upon the terms and subject to the conditions of this Agreement.

     WHEREAS, simultaneously with the execution of this Agreement, Kmart is executing an agreement with New M-Tech Corporation, an affiliate of Salton, as defined in Section 1.1 below (the "New Tech Agreement"), for the use of the Trademark on Audio products, Video products, Telephones, Telephone Answering Machines and Telephone accessories all as specifically described therein, which agreement is critical to Kmart's overall program for use of the Trademark on Products under this Agreement with Salton, is a primary inducement for Kmart's entering into, and is a continuing necessary component of and precondition to Kmart's performance under this Agreement with Salton.

     Accordingly, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                              TERMS AND CONDITIONS
1. DEFINITIONS

      As used in this Agreement, the following terms shall have the meaning given to them below:

      1.1 "Affiliate" means any Person involved in a situation where, directly or indirectly, one Person controls, or has the power to control, the other Person or a third party controls, or has the power to control, both Persons.

      1.2 "Discount Department Store" shall include, without limitation, the Persons listed on Schedule 1.2 hereof as well as all department stores which are similar to Discount Department Stores in terms of market niche, size and product pricing which now or hereafter may exist.



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      1.3  "Person" shall include any individual, corporation,
           partnership, association, cooperative, joint venture, or any other form of business entity recognized under the law.

      1.4  "sale" shall mean any action involving selling.

      1.5 "sell" shall mean to, directly or indirectly, sell, distribute, supply, solicit or accept orders for, negotiate for the sale or distribution of, or take any other action that is in furtherance of, any of the foregoing. "Sell" also include any other forms of that verb, whether active or passive, or in the past, present, or future tense.

      1.6 "United States" shall mean the United States of America, including Puerto Rico and Guam.

2. APPOINTMENT

      2.1 Appointment by Salton; Acceptance by Kmart. Subject to the provisions of this Agreement, Salton hereby appoints Kmart as the sole and exclusive Discount Department Store to purchase, distribute, sell, market and promote the Products in the United States and Kmart hereby accepts such appointment. The rights granted to Kmart under this Agreement shall hereinafter collectively be referred to as the "Right." No other Discount Department Store shall have any such Right during the Term of this Agreement and/or any extension or renewal thereof, regardless of source (i.e., whether from Salton or any other entity) subject to Sections 10.4 and 10.5 hereof. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to preclude the sale of Products (i)Eby entities or stores other than Discount Department Stores including, without limitation, retail department stores, specialty housewares, gourmet and kitchen stores and national cable television programs or
           (ii) by any Person outside the United States. Furthermore, nothing in this Agreement shall preclude Kmart from purchasing products of the type listed on Exhibit A hereto from any sources other than Salton if such products do not bear or include or are not sold under the Trademark, and no payments shall be due to Salton hereunder in respect of such sales.

      2.2 Territorial Limitations. Salton covenants and agrees that, during the term of this Agreement or until this Agreement is terminated in accordance with the provisions of Article 10 below:

           2.2.1 Salton shall not, directly or indirectly, sell any Product to a Discount Department Store in the United States, subject to Sections 10.4 and 10.5 hereof.

           2.2.2 Except with the prior written consent of Salton
                 (which consent may be refused in the sole, absolute and arbitrary discretion of Salton), Kmart shall not sell any Product to any Person outside the United States. The United States includes Puerto Rico and Guam.

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              2.2.3 The parties acknowledge and agree that the relationship hereby established between Kmart and Salton is solely that of buyer and seller of goods that each is an independent contractor engaged in the operation of its own respective business, that neither party shall be considered to be the agent of the other party for any purpose whatsoever, except as otherwise expressly indicated in this Agreement, and that, except as otherwise expressly indicated in this Agreement, neither party has any authority to enter into any contract, assume any obligations or make any warranties or representations on behalf of the other party. Nothing in this Agreement shall be construed to establish a partnership or joint venture relationship between Salton and Kmart. Nothing in this Agreement shall be deemed in any way to constitute a sublicense by Salton of its rights under the License Agreement, and the relationship between the parties hereto shall at all times be as set forth in this paragraph.

3. REPRESENTATIONS AND WARRANTIES OF SALTON

   3.1      Salton represents and warrants to Kmart as follows:

            3.1.1 Organization, Power and Authority. It is duly organized and validly existing under the laws of the State of Delaware, has all requisite power and authority to conduct its business as now, and as proposed to be, conducted and to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Salton and represents a valid and binding obligation enforceable against Salton in accordance with its terms.

            3.1.2 No Conflicts; Consents. Execution and delivery hereof, or performance by Salton hereunder, shall not (a) violate or create a default under (i)ESalton's Certificate of Incorporation or by-laws (true and correct copies of which have been delivered to Kmart), (ii) any mortgage, indenture, agreement, note or other instrument to which it is a party or to which its assets are subject including, without limitation, the License Agreement or (iii) any court order or decree or other governmental directive or (b) result in the action of any lien, charge or encumbrance on any material portion of Salton's assets, except as contemplated hereby.

            3.1.3 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Salton.

            3.1.4 Trademark/Compliance with Laws. It has the contractual right and authority to use the Trademark for the Products as provided in this Agreement and to grant to Kmart all rights which are set forth in this Agreement including but not limited to the "Right" described in Section 2.1 herein, including but not limited to, the right to import all Products into the United States for the full duration of this Agreement; and Salton shall provide U.S. Customs with



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                    sufficient proof and documentation to enable Kmart to do so.
                    (Notwithstanding the foregoing, Salton shall have up to ten
                    (10) business days to correct any such U.S. Customs Problems which do not affect Kmart's ability to use the Trademark in connection with the sale of any of the Products pursuant to this Agreement.) In addition, no other Discount Department Store shall have the right to use the Trademark in connection with the sale of any of the Products or sell Products bearing the Trademark or have any of Kmart's rights hereunder during the Term of this Agreement and any renewal and/or extension hereof. Furthermore, this Agreement as well as Salton's performance hereunder shall be in compliance with all applicable laws, rules and regulations other than immaterial violations. Any claim which Kmart reasonably believes impairs or would impair Kmart's ability to receive any of the benefits of this Agreement, or any failure under this Agreement and/or under the NewTech Agreement with respect to this (or the Salton Agreement's)
                    Section 3.1.4 and/or Section 2.1, whether such failure relates to any or all Products, shall entitle Kmart, in addition to all other rights and remedies, without resort to the notice and cure requirements under Section 10.3 herein, to immediately terminate this Agreement and owe nothing to Salton except for payment for Products accepted and sold by Kmart through the date of termination.

       3.1.5 Qualifications. Throughout the Term of this Agreement and any renewal or extension hereof, Salton shall comply with the following requirements:

                    a. New Vendor Packet Compliance. Salton must have executed and delivered to Kmart all documents required by Kmart's New Vendor Packet, including, but not limited to, Kmart's agreement on standard purchase order terms and conditions attached as Exhibit B (collectively, the "Related Documents") and must currently be in full compliance with the same except as required by this Agreement. Salton's execution of this Agreement shall constitute Salton's acceptance of and agreement to the terms and conditions contained in all of the Related Documents to the extent not inconsistent with the terms of this Agreement.

                    b. Kmart Corporation Code of Business Conduct.Salton must be in full compliance with the Kmart Code of Business Conduct and all applicable laws, rules and regulations, including but not limited to child, forced, and prison labor laws and must not have violated the Code of Business Conduct or applicable laws during the twelve calendar months preceding the date of execution of this Agreement.


                    c. Continuing Business Conduct with Kmart Foreign Subsidiaries and Operations.Salton must not restrict or curtail in any way its historical business practices and course of dealing with Kmart's foreign subsidiaries and other foreign operations if any existed.




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                      d.  Industry Performance.  Salton must at a minimum meet
                          normal industry standards for performance regarding timing and completion levels of fill rates without substitutions.

                      e. Electronic Data Interchange. Salton must accommodate and participate in Kmart's electronic data interchange program.


4.   REPRESENTATIONS AND WARRANTIES OF KMART

      4.1      Kmart represents and warrants to Salton as follows:

               4.1.1 Organization, Power and Authority. It is duly organized and validly existing under the laws of the State of Michigan, has all requisite power and authority to conduct its business as now, and as proposed to be, conducted and to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Kmart and represents a valid and binding obligation enforceable against Kmart in accordance with its terms.

               4.1.2 No Conflicts; Consents. Execution and delivery hereof, or performance by Kmart hereunder, shall not (a) of Incorporation or by-laws (true and correct copies of which have been delivered to Salton), (ii) any mortgage, indenture, agreement, note or other instrument to which it is a party or to which its assets are subject or (iii) any court order or decree or other governmental directive or
                      (b) result in the action of any lien, charge or encumbrance on any material portion of Kmart's assets.

               4.1.3 Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Kmart.

5.   MINIMUM ORDERS; OTHER OBLIGATIONS

     [*]

*    Denotes Confidential Treatment




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  [*]


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           [*]


      5.3 Retail Sales Price. Kmart shall have sole discretion in setting the sales price for the sale of the Products to its customers.


* Denotes Confidential Treatment


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6.   DELIVERY

      6.1 Availability of Products. Products shall be shipped in accordance with the Specific Purchase Orders. Salton shall use its reasonable best efforts to make available to Kmart sufficient quantities of the Products to satisfy Kmart's Product Orders.

      6.2 Product Forecasts. To assist Salton in production scheduling for the manufacture of the Products, Kmart shall provide to Salton, monthly, a six month rolling forecast of its requirements for Products. The first forecast shall be provided by Kmart to Salton within thirty (30) business days of the Execution Date of this Agreement (to forecast the requirements for the six months ended June 30, 1997 and for the next five succeeding calendar months) and thereafter shall be provided to Salton on or before the 20th day of each month (to forecast the requirements for the next six succeeding calendar months). It is understood and agreed that all forecasts are estimates only and Kmart shall only be bound to purchase the Products pursuant to Specific Purchase Orders issued by it to Salton, subject to the satisfaction of the Minimum Product Order commitment set forth in Section 5.1 hereof; and the Fee on any shortfall in the Minimum Product Order for any Category and Kmart's payment for conforming Products ordered and timely delivered through the date of Termination shall be Salton's sole and exclusive remedy hereunder.

      6.3 Shipping Arrangements; Risk of Loss. The shipping arrangements, insurance and risk of loss relating to Products purchased hereunder shall be specified in each Specific Purchase Order.
7. MANUFACTURE OF PRODUCTS; PRICE AND PAYMENT TERMS

  [*]
* Denotes Confidential Treatment




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  [*]

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  [*]


8. RETURNS, ALLOWANCES AND WARRANTIES

   8.1 Terms of Specific Purchase Order to Control. The terms and conditions of this Agreement, including the Purchase Order Forms, as well as the terms and conditions set forth in each Specific Purchase Order shall determine the rights and obligations of the parties with respect to returns, allowances and warranties relating to Products ordered thereunder.

9.   DAMAGES, INDEMNIFICATION AND INSURANCE


  [*]
* Denotes Confidential Treatment



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  [*]


      9.3 Survival. The provisions of this Section 9 shall survive the termination or expiration of this Agreement.


10.  TERM AND TERMINATION

     10.1 Term. The Term of this Agreement shall be a period commencing on the Execution Date and terminating on [*] unless earlier terminated in accordance with this Section 10 of this Agreement.

     10.2  Extension of Terms.


       [*]


     10.3 Termination by Either Party. The occurrence of one or more of the following events shall constitute a default of the party responsible for the occurrence of such event ("Default"):

       * Denotes Confidential Treatment



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     [*]

10.4 Termination at Option of Kmart.

     [*]

*    Denotes Confidential Treatment



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           [*]

      10.5 Termination at Option of Salton.

           [*]

      10.6 Duties Following Termination.  Upon Termination of this
           Agreement, neither party shall have any obligation to the other party except as hereinafter set forth in this Section 10.6. Notwithstanding the termination or expiration of this Agreement pursuant to this Article 10 or any other provision of this Agreement, unless otherwise indicated in this Agreement, all rights and obligations which were incurred or which matured under specific Purchase Orders issued prior to the effective date of termination or expiration shall survive termination and be subject to enforcement under the terms of this Agreement. Termination of this Agreement shall not affect any duty of Kmart or Salton under Sections 9.1, 11.1, 11.2, 11.3, 12.1, 12.4, 12.6, 12.11, 12.13 or 12.14 existing prior to the


        *  Denotes Confidential Treatment


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           effective date of termination or expiration , all of which are intended to survive termination. Kmart shall have the right to distribute, sell, market and promote all existing inventory of Products ordered pursuant to Specific Purchase Orders prior to the termination of this Agreement, and to use all packaging materials, labels, tags, signage, advertising and promotional materials to effectuate the sale of such Products.

    10.7 Non-interference. Except for negotiations involving Salton or with a Third Party Manufacturer, , Kmart agrees that, except with Salton, it will not, during the Term of this Agreement or any extension or renewal thereof negotiate, obtain information or discuss with or enter into any agreement with any person or entity covering the licensing, purchase, sale, marketing or distribution of the Trademark for any of the Categories of Product purchased by Kmart from Salton.

    10.8   *

11. CONFIDENTIALITY/PRESS RELEASES

    11.1 Confidentiality and Non-Disclosure. Salton agrees that any and all information in any form that is provided to Salton or any of its representatives as part of this Agreement is provided and received in confidence, and Salton, shall at all times preserve and protect the confidentiality of such information, and of any other proprietary or non-public information of or relating to Kmart or any of its related companies of which it or any of its representatives becomes aware or acquires during the performance of this Agreement (such information is hereinafter referred to as "Confidential Information"). Salton also agrees that it shall take all reasonable steps to ensure that such Confidential Information will not be disclosed to, or used by any person, association or entity except its own employees, and then only to the extent necessary to permit it to perform this Agreement.

           Each of Salton and Kmart agrees to keep the Minimum Product Orders, pricing, and Term of this Agreement (including rights of extension and termination) strictly confidential, except that each of Salton and Kmart shall be permitted to disclose any and all information concerning the transactions contemplated hereby to the extent it is legally required to do so, whether under applicable securities laws or otherwise, provided, that Salton will use its reasonable best efforts to file with the Securities and Exchange Commission or any other applicable regulator or court a request for confidential treatment of the pricing and other business terms set forth in this Agreement.

           In the course of performance of this Agreement, Salton may disclose certain information to Kmart which Salton considers proprietary and confidential. In order


     *     Denotes Confidential Treatment


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            to be considered as proprietary and confidential and, thus, subject to the following restrictions, Salton must comply with both of the following requirements prior to disclosure of the information: (i) the information must be clearly and conspicuously identified in writing as "PROPRIETARY AND CONFIDENTIAL INFORMATION OF SALTON';
            and (ii) Salton must limit its dissemination of the information to an authorized representative of Kmart (i.e., one listed on attached Exhibit E) with a need to know such information in furtherance of the performance of this Agreement (the "Authorized Recipient") Provided Salton has complied with (i) and (ii) above, the Authorized Recipient shall maintain the confidentiality of such information to the same extent Kmart protects its own proprietary information and shall not disclose it to anyone other than Kmart employees, agents and/or consultants with a need to know who shall also be subject to this restriction.

            Confidential Information shall not include information that a party can demonstrate by written evidence:

            (i)   is in the public domain (provided that
                  information in the public domain has not and does not come into the public domain as a result of the disclosure by the receiving party or any of its Affiliates);

            (ii) is known to the receiving party or any of its Affiliates prior to the disclosure by the other party; or

            (iii) becomes available to the party on a
                  non-confidential basis from a source other than an Affiliate of that party or the disclosing party.

      11.2 Press Releases. Salton shall not issue any press releases relating to this Agreement or its relationship with Kmart without the prior written approval by an authorized representative of either the Corporate Affairs Department or the Investor Relations Department of Kmart as to the contents thereof.
      11.3 The Press Release confidentiality and non-disclosure obligations contained herein shall survive and continue after termination of this Agreement or any related agreements the parties may execute, and shall bind each of Salton's and Kmart's legal representatives, successors and assigns.

12. GENERAL TERMS AND CONDITIONS

      12.1 Dispute Resolution. All disputes arising out of, or in relation to, this Agreement (other than disputes arising out of any claim by a third party in an action commenced against a party) shall be referred for decision forthwith to a senior executive of each party who is not personally involved in the dispute. If no agreement can be reached through this process within thirty (30) days of request by one party to the other to nominate a senior executive for dispute resolution, then either party shall be entitled to pursue any and all available legal remedies.



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      12.2 No Assignment.  Other than as specifically set forth in this
           Agreement, this Agreement may not be assigned nor may the performance of any duties hereunder be delegated by either party without the prior written consent of the other party; provided, that any such attempted assignment shall be void and shall not relieve the assignor from any of its obligations hereunder or under any other document or agreement delivered by such party pursuant to, or delivered (or acknowledged to have been delivered) contemporaneously with or in connection with the execution of, this Agreement, which shall continue to be binding upon such party notwithstanding any such attempted assignment.

      12.3 Notices. Any notice required or permitted to be given under this Agreement shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), facsimile (with confirmation of transmittal), overnight courier (with confirmation of delivery), or hand delivered to the appropriate party at the address set forth below, or at such other address as such party may from time to time specify for that purpose in a notice similarly given:


If to Salton:                               Salton/Maxim Housewares, Inc.
                                            550 Business Center Drive
                                            Mt. Prospect, Illinois 60056
                                            Attn:  William B. Rue
                                            Fax: (847) 803-8080

with a copy to (other than                  Greenberg, Traurig, Hoffman, Lipoff,
regularly prepared notices, reports, etc.   Rosen & Quentel, P.A.
required to be delivered hereunder):        1221 Brickell Avenue
                                            Miami, Florida 33131
                                            Attn: Cesar L. Alvarez
                                            Fax: (305) 579-0717

                                            and
                                            Sonnenschein Nath & Rosenthal
                                            8000 Sears Tower
                                            Chicago, Illinois 60606
                                            Attn:  Neil Aizenstein
                                            Fax:  (312) 876-7934

If to Kmart:                                Kmart Corporation
                                            3100 W. Big Beaver Road
                                            Troy, Michigan 48084
                                            Attn:  Divisional Vice President
                                            Home Electronics/Home Appliances
                                            Fax:  (810) 643-1054

with a copy to (other than                  Kmart Corporation
regularly prepared notices, reports, etc.   Legal Department
required to be delivered hereunder):        3100 W. Big Beaver Road
                                            Troy, Michigan 48084
                                            Attn:  General Counsel




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            Any such notice shall be effective (i) if sent by mail, as aforesaid, three (3) business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent, and (iii) if sent by courier or hand delivered, as aforesaid, when received. Provided, that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the third business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the United States, then such notice shall not become effective until the third business day following the date of resumption of normal mail service.

      12.4  Governing Law and Consent to Jurisdiction. THIS AGREEMENT
            SHALL BE DEEMED TO HAVE BEEN EXECUTED AND DELIVERED IN TROY, MICHIGAN, AND SHALL BE CONSTRUED, INTERPRETED AND ENFORCED UNDER AND IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF MICHIGAN. SALTON AGREES TO EXERCISE ANY RIGHT OR REMEDY IN CONNECTION WITH THIS AGREEMENT EXCLUSIVELY IN, AND HEREBY SUBMITS TO THE JURISDICTION OF, THE STATE OF MICHIGAN COURTS OF OAKLAND COUNTY, MICHIGAN OR THE UNITED STATES DISTRICT COURT IN DETROIT, MICHIGAN.

      12.5 Binding Agreement. This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns, whether by operation of law or otherwise.

      12.6 Entire Agreement. This Agreement and all other documents and instruments specifically incorporated by reference herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all negotiations, prior discussions and agreements relating to the subject of this Agreement. Any terms or conditions in any forms of Salton used in the performance of this Agreement which are in conflict with or in addition to the terms and conditions of this Agreement shall be void. This Agreement may not be amended or modified except by a written instrument signed by all of the parties hereto.

      12.7 Headings. The headings to the various articles and paragraphs of this Agreement have been inserted for convenience only and shall not affect the meaning of the language contained in this Agreement.

      12.8 Waiver. The waiver by any party of any breach by another party of any term or condition of this Agreement shall not constitute a waiver of any subsequent breach or nullify the effectiveness of that term or condition.

      12.9 Counterparts. This Agreement may be executed in identical duplicate copies exchanged by facsimile transmission. The parties agree to execute two identical original copies of the Agreement after exchanging signed facsimile versions. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.10 Severability of Provisions. If, for any reason whatsoever, any term, covenant or condition of this Agreement or the application thereof to any party or circumstance

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            is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

                       (i) is deemed to be independent of the remainder of such
                  document and to be severable and divisible therefrom and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of such document or any part thereof; and

                       (ii) continue to be applicable and enforceable to the
                  fullest extent permitted by law against any party and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

    12.11 Limitation on Damages. Except with respect to Salton's liability under Section 9 of this Agreement, neither party shall be liable to the other party for incidental, consequential, punitive or exemplary damages arising in connection with this Agreement or the performance, omission of performance or termination hereof, even if said party has been advised of the possibility of such damages and without regard to the nature of the claim or the underlying theory or cause of action (whether in contract, tort or otherwise). In addition, in no event shall Kmart be liable for direct or any other damages in excess of the amount to which Salton is entitled to under
            Section 5 herein for Minimum Product Orders which have not been placed as of the effective date of the Default or Termination plus payment due for Products accepted by Kmart as of such date, nor shall Kmart's aggregate liability under this Agreement exceed such amount.

    12.12 Force Majeure. Time is of the essence in the performance of all parts of this Agreement; provided, however, performance by either party shall be excused during the period in which such performance is made reasonably impossible because of a strike, act of God or change in laws ("Force Majeure"). Salton, however, shall use reasonable diligence to procure substitute performance. If the period during which performance is excused due to Force Majeure exceeds ten (10) days, then either party may terminate its obligations under any Specific Purchase Orders without liability, and such cancelled Order(s) shall continue to count towards fulfillment of the commitments set forth in Section 5 herein. If the period of Force Majeure excusing Salton's performance exceeds 120 days and such non-performance relates to more than 20% of the Minimum Product Orders during any Period, then Kmart may terminate this entire Agreement without further obligation to Salton. Upon any such termination, nothing shall be due from Kmart beyond payment for Products accepted by Kmart as of the effective date of termination.

  12.13     Kmart Marks.  Salton acknowledges Kmart Properties Inc.'s
            ("KPI") exclusive right, title and interest in and to all trademarks, trade names, service marks, logos, assignees, program and event names, identifications and other proprietary rights and privileges which it licenses to Kmart with the right to sublicense (the "Kmart Marks"). This Agreement and its various provisions are not a license or assignment of any right, title or interest in the Kmart Marks by KPI or Kmart to Salton. Salton shall not in any manner represent that it has any ownership in the Kmart Marks and shall not do or cause to be done anything impairing Kmart's exclusive license in the Kmart Marks. Salton shall not use, print or duplicate the Kmart Marks except and only if Salton has obtained prior approval as provided herein. Salton's use of the Kmart Marks is limited to the Term of this Agreement; upon termination hereof, Salton shall immediately cease all use of the Kmart Marks. Salton shall not assign or attempt to assign any rights with regard to the Kmart Marks which arise hereunder; any such attempted assignment shall be void.

    12.14 White Westinghouse Marks. Kmart acknowledges WCI's exclusive right, title and interest in and to the Trademarks. This Agreement and its various provisions are not a license or assignment of any right, title or interest in the Trademark or the License Agreement by Salton or WCI to Kmart. Kmart shall not do or cause to be done anything impairing Salton's exclusive license in the Trademark. Kmart's use of the Trademark is limited to the terms and conditions contained in this Agreement; upon termination hereof, Kmart shall immediately cease all use of the Trademark other than in connection with the sale, advertising or merchandising of Product inventory and order commitments (if any) existing at the time of such termination. Kmart shall not assign or attempt to assign any rights with regard to the Trademark which arise hereunder; any such attempted assignment shall be void.
    12.15 No Third Party Beneficiaries. The parties hereto expressly agree that there shall be no third party beneficiaries to this Agreement.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Execution Date.


SALTON/MAXIM HOUSEWARES, INC.      KMART CORPORATION
By:                                By:
         (Signature)                       (Signature)
Name:                              Name:
Title:                             Title:

                                                                       EXHIBIT A
                            DESCRIPTION OF PRODUCTS


                              KITCHEN HOUSEWARES:

                                      [*]



                                 PERSONAL CARE:

                                      [*]

                               FANS AND HEATERS:

                                      [*]

                     ELECTRIC AIR CLEANERS AND HUMIDIFIERS:


                                      [*]


*  Denotes Confidential Treatment

                                  SCHEDULE 1.2
                           DISCOUNT DEPARTMENT STORES

                                      [*]


*  Denotes Confidential Treatment

            Purchase Order Terms and Conditions                        EXHIBIT B


                                      [*]



*  Denotes Confidential Treatment

                Purchase Order and Conditions                         EXHIBIT C


                                      [*]


*  Denotes Confidential Treatment

                   Terms and Conditions                               EXHIBIT D

                                      [*]



*  Denotes Confidential Treatment

                                   EXHIBIT E

                      AUTHORIZED REPRESENTATIVES OF KMART

                                      [*]


*  Denotes Confidential Treatment